Calculation of Filing Fee Tables
S-1
BridgeBio Oncology Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(a)	63,054,549	$ 9.30	$ 586,407,305.70	0.0001531	$ 89,778.96
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 586,407,305.70		$ 89,778.96
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 89,778.96
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such an indeterminate amount of shares of common stock, par value $0.0001 per share ("Common Stock") of BridgeBio Oncology Therapeutics, Inc. (the "Company") as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events. Represents shares of Common Stock issuable by the selling stockholders, which includes (i) up to 24,343,711 shares of Common Stock issued in a private placement pursuant to subscription agreements entered into on February 28, 2025, (ii) up to 4,648,186 shares of Common Stock issued to the Sponsor and certain initial shareholders of Helix in connection with the Business Combination, (iii) up to 32,155,445 shares of Common Stock issued or issuable to certain equity holders of the Company pursuant to the Business Combination and (iv) 1,907,207 shares of Common Stock issuable upon exercise of stock options at exercise prices ranging from $1.02 to $7.88 per share (the "Options"), issued to certain of our affiliates upon conversion of stock options in TheRas, Inc. dba BridgeBio Oncology Therapeutics in connection with the Business Combination. Calculated pursuant to Rule 457(c), solely for the purpose of computing the amount of the registration fee, on the basis of the average of the high and low prices of the Company's Common Stock quoted on The Nasdaq Global Market on August 22, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A